                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                       WORLDCORP, INC. AND SUBSIDIARIES
               CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                   FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                       (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                                      1997                1996
                                                                                  -----------         -----------
Loss from continuing operations                                                   $   (14,119)        $    (4,147)
Discontinued operations                                                                    --                 107
                                                                                  -----------         -----------
Net loss                                                                          $   (14,119)        $    (4,040)
                                                                                  ===========         ===========

PRIMARY NET LOSS PER COMMON
  AND COMMON EQUIVALENT SHARE
  Continuing operations                                                           $     (0.94)        $     (0.24)
  Discontinued operations                                                                  --                0.01
                                                                                  -----------         -----------
  Net loss                                                                        $     (0.94)        $     (0.23)
                                                                                  ===========         ===========

PRIMARY WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING

Weighted average common shares
  outstanding                                                                      14,988,934          16,545,420

Weighted average options and warrants
  treated as common stock equivalents                                                      --             668,779
                                                                                  -----------         -----------

Primary number of shares                                                           14,988,934          17,214,199
                                                                                  ===========         ===========

FULLY DILUTED NET LOSS PER COMMON
  AND COMMON EQUIVALENT SHARE
  Continuing operations                                                           $         *         $         *
  Discontinued operations                                                                   *                   *
                                                                                  -----------         -----------
  Net loss                                                                        $         *         $         *
                                                                                  ===========         ===========

FULLY DILUTED WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING

Weighted average common shares outstanding                                                  *                   *

Weighted average options and warrants treated
  as common stock equivalents                                                               *                   *

Weighted average other dilutive securities                                                  *                   *
                                                                                  -----------         -----------

Fully diluted number of shares                                                              *                   *
                                                                                  ===========         ===========

*  Fully diluted earnings per share are anti-dilutive.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                       WORLDCORP, INC. AND SUBSIDIARIES
               CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                       (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                                    1997                1996
                                                                                ------------         ----------
Loss from continuing operations                                                 $   (13,623)         $    (6,360)
Loss from discontinued operations                                                        --              (19,271)
                                                                                -----------          -----------
Net loss                                                                        $   (13,623)         $   (25,631)
                                                                                ===========          ===========

PRIMARY NET LOSS PER COMMON
  AND COMMON EQUIVALENT SHARE
  Continuing operations                                                         $     (0.91)         $     (0.39)
  Discontinued operations                                                                --                (1.17)
                                                                                -----------          -----------
  Net loss                                                                      $     (0.91)         $     (1.56)
                                                                                ===========          ===========

PRIMARY WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING

Weighted average common shares
  outstanding                                                                    15,004,837           16,447,127

Weighted average options and warrants
  treated as common stock equivalents                                                    --                   --
                                                                                -----------          -----------

Primary number of shares                                                         15,004,837           16,447,127
                                                                                ===========          ===========

FULLY DILUTED NET LOSS PER
  COMMON AND COMMON EQUIVALENT SHARE
  Continuing operations                                                         $         *          $         *
  Discontinued operations                                                                 *                    *
                                                                                -----------          -----------
  Net loss                                                                      $         *          $         *
                                                                                ===========          ===========

FULLY DILUTED WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING

Weighted average common shares outstanding                                                *                    *

Weighted average options and warrants treated
  as common stock equivalents                                                             *                    *

Weighted average other dilutive securities                                                *                    *
                                                                                -----------          -----------

Fully diluted number of shares                                                            *                    *
                                                                                ===========          ===========

*  Fully diluted earnings per share are anti-dilutive.